Exhibit 10.3

EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) dated as of December 19, 2023, among the Grantor listed on the signature page hereof (the “Grantor”) and FIFTH STAR, INC., in its capacity as administrative agent (together with its permitted successors and assigns, the “Administrative Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among PARTS ID, LLC, a Delaware limited liability company (“Parts iD, LLC”), PARTS ID, INC., a Delaware corporation (“Parts iD, Inc.”; together with Parts iD, LLC, each, individually, a “Borrower”, and collectively, “Borrowers”), the various financial institutions party thereto as a lender (each a “Lender”, and collectively, the “Lenders”), FIFTH STAR, INC., as New Bridge Lender, Fifth Star, New Money DIP Lender and as Administrative Agent, the Lenders are willing to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, pursuant to that certain Pledge and Security Agreement dated as of the date hereof (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), by and among the Grantors party thereto, in favor of the Administrative Agent, Grantor is required to execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used herein (including in the preamble and recitals hereto) but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. The Grantor hereby grants and pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, a Security Interest in all of Grantor’s right, title, and interest in and to the following property, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Trademark Collateral”):

(a)	all of Grantor’s Trademarks, including those referred to on Schedule I hereto; Trademark; and

(b)	all renewals or extensions of the foregoing;

(c)	all goodwill of the business connected with the use of, and symbolized by, each

(d)	all products and proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark (ii) injury to the goodwill associated with any Trademark.

Notwithstanding the foregoing, no grant of any security interest shall be deemed granted hereunder on or in any intent-to-use trademark application prior to the filing and acceptance of a verified statement of use or amendment to allege use with respect thereto with the U.S. Patent and Trademark Office.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantor to the Administrative Agent, the other Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Grantor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein.

5. AUTHORIZATION TO SUPPLEMENT. If Grantor shall obtain rights to any new trademarks ownership of any new U.S. applications for registration of and registered trademarks (other than any intent-to-use trademark application constituting Excluded Property) included in the Collateral, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantor shall give notice in writing to the Administrative Agent within such time limit set forth in the Security Agreement with respect to any such new trademarks for which the Grantor files an application for registration with the U.S. Patent and Trademark Office or the renewal or extension of any trademark registration. Without limiting Grantor’s obligations under this Section 5, Grantor hereby authorize the Administrative Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any new trademark rights registered or applied for trademarks of Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Administrative Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

7. SUCCESSORS AND ASSIGNS. This Trademark Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8. GOVERNING LAW. This Trademark Security Agreement shall be construed in accordance with and governed by the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its offer or officers thereunto duly authorized as of the date first above written.

GRANTOR:	PARTS ID, LLC

	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer

Signature Page to

Trademark Security Agreement

ADMINISTRATIVE AGENT:	FIFTH STAR, INC.

	By:	/s/ Sam Yagan
		Name:	Sam Yagan
		Title:	President, Secretary and Treasurer

Signature Page to

Trademark Security Agreement

SCHEDULE I

TRADEMARKS